SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☑      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

THE MEXICO EQUITY AND INCOME FUND, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INSTRUCTIONS FOR SIGNING PROXY CARDS
REGISTRATION
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SUMMARY OF VOTING RIGHTS ON PROXY PROPOSALS
PROPOSAL I: ELECTION OF DIRECTORS
NOMINEES
REMAINING MEMBERS OF THE BOARD
AUDIT COMMITTEE
PROPOSAL II: CONSIDERATION OF THE APPROVAL OF AN AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND PICHARDO ASSET MANAGEMENT, S.A. DE C.V.
PROPOSAL III: APPROVAL OF THE FUND’S MANAGED DISTRIBUTION PLAN
PROPOSAL IV: CONSIDERATION OF THE APPROVAL OF AN AMENDMENT TO THE FUND’S ARTICLES SUPPLEMENTARY
OTHER BUSINESS
PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

PRELIMINARY PROXY MATERIALS FILED FOR THE USE OF THE SECURITIES AND
EXCHANGE COMMISSION
THE MEXICO EQUITY AND INCOME FUND, INC.
615 E. Michigan St., 2nd Floor
Milwaukee, Wisconsin 53202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 26, 2007
     NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Meeting”) of holders of shares of the common stock and preferred stock (collectively, the “Stockholders”) of The Mexico Equity and Income Fund, Inc., a Maryland corporation (the “Fund”), will be held at the offices of U.S. Bancorp Fund Services, LLC, 615 E. Michigan St., 2nd Floor, Milwaukee, Wisconsin 53202 on Monday, November 26, 2007, at 10:00 a.m., Eastern Time, for the following purposes:
1.	To elect the Class III Directors to the Fund’s Board of Directors as follows:
     (i) one Class III Director to be elected by the holders of the Fund’s common stock, voting as a separate class; and
     (ii) one Class III Director to be elected by the holders of the Fund’s preferred stock, voting as a separate class (Proposal I);
2.	To request that the holders of each of the Fund’s common stock and preferred stock, voting as a single class, approve an increase to the annual investment advisory fee payable to Pichardo Asset Management, S.A. de C.V., from an annual rate of 0.80% of the value of the Fund’s average daily net assets to:
     (i) an annual rate of 1.00% of the value of the Fund’s average daily net asses on assets up to and including $250 million;
     (ii) an annual rate of 0.90% of the value of the Fund’s average daily net assets on assets between $250 million and $500 million;
     (iii) an annual rate of 0.80% of the value of the Fund’s average daily net assets on assets in excess of $500 million (Proposal II):
3.	To request that the holders of each of the Fund’s common stock and preferred stock, voting as a single class, approve the Board of Director’s adoption of a Managed Distribution Plan for the Fund (Proposal III);

4.	To request that the holders of each of the Fund’s common and preferred stock, voting as a single class, approve an amendment to the Fund’s Articles Supplementary to permit preferred stockholders, at their sole discretion, to convert some or all of their outstanding shares of the Fund’s preferred stock into shares of common stock at relative net asset value (Proposal IV); and

5.	To consider and vote upon such other matters as may properly come before said Meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on October 15, 2007 as the record date for the determination of common and preferred Stockholders entitled to notice of, and to vote at this Meeting or any adjournment thereof. The stock transfer books will not be closed.
     Copies of the Fund’s most recent annual report and semi-annual report may be ordered free of charge to any Stockholder by writing to the Fund c/o U.S. Bancorp Fund Services, LLC, 615 E. Michigan St., 2nd Floor, Milwaukee, Wisconsin 53202, or by telephone at (888) 294-8217. The Fund’s most recent annual report was mailed to Stockholders on September 29, 2007.

By Order of the Board of Directors,

Francisco Lopez
Dated: October 3, 2007	Secretary
UNLESS YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED REPLY ENVELOPE. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE MEETING.

INSTRUCTIONS FOR SIGNING PROXY CARDS
The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.
1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.
2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.
3.	Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:
REGISTRATION

Corporate Accounts		Valid Signature

(1)	ABC Corp.	ABC Corp. (by John Doe, Treasurer)
(2)	ABC Corp.	John Doe, Treasurer
(3)	ABC Corp.
	c/o John Doe, Treasurer	John Doe
(4)	ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts

(1)	ABC Trust	Jane B. Doe, Trustee
(2)	Jane B. Doe, Trustee
	u/t/d/ 12/28/78	Jane B. Doe

Custodial or Estate Accounts

(1)	John B. Smith, Cust.
	f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2)	John B. Smith	John B. Smith, Jr., Executor
If you are a holder of the Fund’s common stock, please ensure that you complete the WHITE proxy card designated to be completed by common Stockholders.
If you are a holder of the Fund’s preferred stock, please ensure that you complete the BLUE proxy card designated to be completed by preferred Stockholders.
 (i)

PRELIMINARY PROXY MATERIALS FILED FOR THE USE OF THE SECURITIES AND
EXCHANGE COMMISSION
THE MEXICO EQUITY AND INCOME FUND, INC.
615 E. Michigan St., 2nd Floor
Milwaukee, Wisconsin 53202

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
to be held on November 26, 2007

PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Mexico Equity and Income Fund, Inc. (the “Fund”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at the offices of U.S. Bancorp Fund Services, LLC, 615 E. Michigan St., 2nd Floor, Milwaukee, Wisconsin 53202 on November 26, 2007, at 10:00 a.m., Eastern time, and at any and all adjournments thereof. A form of proxy for each of the common Stockholders and preferred Stockholders is enclosed herewith. This Proxy Statement and the accompanying forms of proxy are being first mailed to Stockholders on or about October 19, 2007.
     Any Stockholder who executes and delivers a proxy may revoke it by written communication to the Secretary of the Fund at any time prior to its use or by voting in person at the Meeting. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of the nominees for Directors, FOR the increase of the investment advisory fee, FOR the approval of the Fund’s Managed Distribution Plan, and FOR the amendment to the Articles Supplementary.
     In general, abstentions and broker non-votes (reflected by signed but unvoted proxies), as defined below, count for purposes of obtaining a quorum but do not count as votes cast with respect to any proposal where the broker does not have discretion. With respect to a proposal requiring the affirmative vote of a majority of the Fund’s outstanding shares of common stock or preferred stock, the effect of abstentions and broker non-votes is the same as a vote against such proposal. Otherwise, abstentions and broker non-votes have no effect on the outcome of a proposal. Broker non-votes occur when shares, held in the name of the broker or nominees for whom an executed proxy is received by the Fund, are not voted on a proposal because voting instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.
     In the event that a quorum is not present at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to a date not more than one hundred twenty (120) days after the original record date to permit further solicitation of proxies. Any

1

such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR or AGAINST any such proposal in their discretion. Under the By-laws of the Fund, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of capital stock of the Fund entitled to vote at the Meeting.
     The Fund has engaged The Altman Group as its proxy solicitor. The cost of soliciting the proxies has been estimated to be approximately $6,000 and such cost shall be borne by the Fund. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, telegraph or personal interviews conducted by The Altman Group.
     The Fund will, upon request, bear the reasonable expenses of brokers, banks and their nominees who are holders of record of the Fund’s common stock and preferred stock on the record date, incurred in mailing copies of this Notice of Meeting and Proxy Statement and the enclosed forms of proxy to the beneficial owners of the Fund’s common stock and preferred stock.
     Only holders of issued and outstanding shares of the Fund’s common stock and/or preferred stock of record on the close of business on October 15, 2007 are entitled to notice of, and to vote at, the Meeting. Each such holder is entitled to one vote per share of common stock and one vote per share of preferred stock so held. On October 15, 2007, there were 3,474,169 shares of the Fund’s common stock issued and outstanding and 1,429,336 shares of the Fund’s preferred stock issued and outstanding. The Fund is a closed-end, management investment company.
SUMMARY OF VOTING RIGHTS ON PROXY PROPOSALS

PREFERRED
PROPOSAL	COMMON STOCKHOLDERS	STOCKHOLDERS
Election of Directors	Common Stockholders, voting as a single class, elect one Class III Director	Preferred Stockholders, voting as a single class, elect one Class III Director

Increase of Investment Advisory Fee	Common Stockholders, voting along with the preferred stockholders as a single class, vote to increase the investment advisory fee	Preferred Stockholders, voting along with the common stockholders as a single class, vote to increase the investment advisory fee

Managed Distribution Plan	Common Stockholders, voting along with the preferred stockholders as a single class, vote to approve the Managed Distribution Plan	Preferred Stockholders, voting along with the common stockholders as a single class, vote to approve the Managed Distribution Plan

Amendment to Articles Supplementary	Common Stockholders, voting along with the preferred stockholders as a single class, vote to amend the Articles Supplementary	Preferred Stockholders, voting along with the common stockholders as a single class, vote to amend the Articles Supplementary

     A copy of the Fund’s most recent annual report for the year ended July 31, 2007 may be ordered free of charge by any Stockholder by writing to the Fund c/o U.S. Bancorp Fund Services, LLC, 615 E. Michigan St., 2nd Floor, Milwaukee, Wisconsin 53202, or by telephone at (888) 294-8217. The Fund’s most recent annual report was mailed to Stockholders on September 29, 2007.
     This Proxy Statement is first being mailed to all Stockholders on or about October 19, 2007.

PROPOSAL I: ELECTION OF DIRECTORS
     In accordance with the Fund’s Articles of Incorporation, the terms of the Fund’s Board of Directors are staggered. The Board of Directors is divided into three classes: Class I, Class II and Class III, each class having a term of three years. Each year the term of office of one Class expires. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying the replacement of a majority of the Board of Directors.
     The Fund’s Articles Supplementary provide that the holders of the Fund’s preferred stock shall have the right to vote separately as a single class to elect two directors. At the Meeting, holders of the Fund’s common stock and preferred stock will each be asked to elect one Class III Director to hold office until the year 2010 Annual Meeting of Stockholders or thereafter until their successors are duly elected and qualified. At the next Annual Meeting, holders of the Fund’s preferred stock will have the right to vote as a single class to elect one Class I Director to hold office until the Year 2011 Annual Meeting.
     The Board of Directors has nominated Messrs. Glenn Goodstein and Gerald Hellerman be elected by the holders of the Fund’s preferred stock and the Fund’s common stock, respectively, to serve as Class III Directors of the Fund.
     In the event that one or both of the nominees become unavailable for election for any presently unforeseen reason, the persons named in the form of proxy will vote for any successor nominee who shall be designated by the present Board of Directors. Each Class III Director shall be elected by a plurality of the shares of the respective class voting at the Meeting.
     At the Meeting, the holders of the Fund’s preferred stock will be asked to vote for the election of Mr. Glenn Goodstein as a Class III Director, and the holders of the Fund’s common stock will be asked to vote for the election of Mr. Gerald Hellerman as a Class III Director. If elected, Messrs. Goodstein and Hellerman will each serve until the year 2010 Annual Meeting of Stockholders or thereafter until each of their respective successors are duly elected and qualified. If elected, Messrs. Goodstein and Hellerman have each consented to serve as Directors of the Fund until his successor is duly elected and qualified.
     The persons named in the accompanying forms of proxy intend to vote at the Meeting (unless directed not to vote) FOR the election of Messrs. Goodstein and Hellerman. The nominees have indicated that they will serve if elected, and the Board of Directors has no reason to believe that the nominees named above will become unavailable for election as Directors, but if Messrs. Goodstein and Hellerman should be unable to serve, the proxy will be voted for any other persons determined by the persons named in the proxy in accordance with their judgment.
     The following tables set forth the year born and principal occupation of each of the Directors and the nominees for election as Class III Directors:

NOMINEES

		Term of		Directorships held by
Name, Address and		Office	Principal Occupation	Director Outside of
Year Born	Position with Fund	Since	during past 5 years	Fund Complex*

Class III Interested Director Nominee to serve until the Year 2010 Annual Meeting of Stockholders:

Gerald Hellerman** (1937) 10965 Eight Bells Lane Columbia, MD 21044	Director, Chief Financial Officer and Chief Compliance Officer	2001	Principal, Hellerman Associates, (a financial and corporate consulting firm); Manager/Investment Advisor, U.S. Department of Justice Settlement Trust	Director, Brantley Capital Corporation (a business development company); Director, MVC Capital, Inc. (a business development company); Director, AirNet Systems, Inc. (a specialty air courier); Director, FNC Realty Corporation (a real estate development and management company); Director, Innovative Clinical Solutions, Ltd. (a company formerly engaged in conducting clinical trials and physician network management); Director, Old Mutual 2100 Absolute Return Fund, L.L.C.; Trustee, Third Avenue Value Trust; Trustee, Third Avenue Variable Series Trust; Director, Clemente Global Growth Fund

Glenn Goodstein*** (1963) 2308 Camino Robledo Carlsbad, CA 92009	Director	2001	Registered investment adviser; Managing Member of the General Partner of Mercury Partners LP (an investment partnership)	None

*	The Fund Complex is comprised of only the Fund because the nominees did not serve as directors to another investment company which was managed by Pichardo Asset Management, S.A. de C.V. during the fiscal year ended July 31, 2006.

**	Mr. Hellerman shall be considered an “interested” director, as defined in the Investment Company Act of 1940 (the “1940” Act). Mr. Hellerman is to be elected by the holders of the Fund’s common stock at the Meeting. Holders of the Fund’s preferred stock will not vote for the election of Mr. Hellerman.

***	Mr. Goodstein is to be elected by the holders of the Fund’s preferred stock at the Meeting. Holders of the Fund’s common stock will not vote for the election of Mr. Goodstein.

REMAINING MEMBERS OF THE BOARD
     The following tables set forth the name, address, year born and principal occupation of each of the remaining Directors of the Fund:

				Directorships held by
		Term of		Nominee Director
Name, Address and		Office	Principal Occupation	Outside of Fund
Year Born	Position(s) with Fund	Since	during past 5 years	Complex*

Class II Independent Directors serving until the Year 2009 Annual Meeting of Stockholders:

Rajeev Das (1968) 68 Lafayette Ave. Dumont, NJ 07628	Director	2001	Senior Analyst, Kimball & Winthrop, Inc. (an investment advisory firm) and Managing Member of the general partner of Opportunity Income Plus L.P.	None

Andrew Dakos (1966) 5 Ryan Court Towaco, NJ 07082	Director and Chairman of Audit Committee	2001	Managing Member of the general partner of Full Value Partners L.P. (an investment partnership); President of Elmhurst Capital, Inc. (an investment advisory firm)	None

*	The Fund Complex is comprised of only the Fund.

		Term of		Directorships held by
Name, Address and		Office	Principal Occupation	Director Outside of
Year Born	Position with Fund	Since	during past 5 years	Fund Complex*

Class I Independent Director serving until the Year 2008 Annual Meeting of Stockholders:

Phillip Goldstein (1945) 60 Heritage Drive Pleasantville, NY 10570	Director	2000	President, Kimball & Winthrop, Inc. (an investment advisory firm); and general partner of Opportunity Partners L.P. (an investment partnership)	Director of Brantley Capital Corporation (a business development company); The Emerging Markets Telecommunications Fund (a registered closed-end investment company) and First Israel Funds (a registered closed-end investment Company)

*	The Fund Complex is comprised of only the Fund.
     The following table sets forth, for each Director, the aggregate dollar range of equity securities in the Fund that is owned by the Director as of July 31, 2007. The information as to beneficial ownership is based on statements furnished to the Fund by each Director.

Dollar Range of
Equity Securities in
Name	the Fund.
Phillip Goldstein	Over $100,000
Glenn Goodstein	Over $100,000
Andrew Dakos	Over $100,000
Rajeev Das	Over $100,000
Gerald Hellerman	None
Executive Officers
     In addition to Mr. Hellerman, the current officers of the Fund are:

				Directorships
	Position(s)	Term of	Principal Occupation	held by
Name, Address and Age	with Fund	Office Since	during past 5 years	Officer
Maria Eugenia Pichardo (1950) 408 Teopanzolco Avenue 3rd Floor — Reforma Cuernavaca, 62260 Morelos Mexico	President	2004	Portfolio manager of the Fund since the Fund’s inception in 1990; President and General Partner of Pichardo Asset Management, S.A. de C.V., the Fund’s registered investment adviser	None

Francisco Lopez (1971) 408 Teopanzolco Avenue 3rd Floor — Reforma Cuernavaca, 62260 Morelos Mexico	Secretary	2005	For the period May 1997 through December 2002, acted as portfolio manager assistant to the Fund at Acciones y Valores de Mexico, S.A. de C.V., a wholly owned subsidiary of Acciworldwide, S.A. de C.V., the Fund’s registered investment adviser prior to 2002; Portfolio manager at Pichardo Asset Management, S.A. de C.V., the Fund’s registered investment adviser	None
     Under the federal securities laws, the Fund is required to provide to stockholders in connection with the Meeting information regarding compensation paid to Directors by the Fund as well as by the various other U.S. registered investment companies advised by the Fund’s investment manager during its prior fiscal year. For the fiscal year ending July 31, 2008, the Fund will pay each of its directors who is not a director, officer or employee of Pichardo Asset Management, S.A. de C.V. (“PAM”), U.S. Bancorp Fund Services, LLC, the administrator to the Fund (the “Administrator”), or any affiliate thereof an annual fee of $20,000 plus $100 for each special telephonic meeting attended. In addition, the Fund pays the members of the Audit Committee, comprised of Messrs. Rajeev Das, Phillip Goldstein and Andrew Dakos, $250 per Audit Committee meeting attended. The Fund’s Pricing Committee members, consisting of Messrs. Goodstein, Goldstein, Dakos and Das, are paid $100 each for each Pricing Committee meeting that does not occur in conjunction with a regularly scheduled Board meeting. At the Board of Directors meeting held on September 28, 2004, Mr. Gerald Hellerman was appointed Chief Compliance Officer of the Fund. For serving the Fund as Chief Compliance Officer for the year ending July 31, 2008, in addition to the aforementioned Directors’ fees, Mr. Hellerman will receive annual compensation in the amount of $30,000, which is also paid by the Fund. In addition, the Fund reimburses the Directors for travel and out-of-pocket expenses incurred in connection with Board of Directors’ meetings.
     The following table provides information concerning the compensation paid during the fiscal year ending July 31, 2007 to each Director of the Fund. All of the Directors received compensation for serving as a Director of the Fund. Please note that the Fund has no bonus, profit sharing, pension or retirement plans.

		Aggregate
	Director	Compensation
Name of Director	Since	From Fund
Phillip Goldstein	2000	$17,750
Glenn Goodstein	2001	$17,250
Andrew Dakos	2001	$17,750
Rajeev Das	2001	$17,250
Gerald Hellerman	2001	$41,250
     Each Director attended, in person or by telephone, all of the six (6) meetings of the Board of Directors (including regularly scheduled and special meetings) held during the last fiscal year in which he was a Director.
Nominating Committee
     At the Quarterly Meeting of the Board of Directors held on June 20, 2002, the Board of Directors established a Nominating Committee. The Nominating Committee is comprised of Messrs. Goodstein, Goldstein, Dakos and Das. The Nominating Committee is responsible for seeking and reviewing candidates for consideration as nominees for Directors as is from time to time considered necessary or appropriate. It is the policy of the Nominating Committee to consider nominees recommended by stockholders of the Fund so long as the stockholders properly submit their recommendations in accordance with the requirements contained in the Proposals To Be Submitted By Stockholders section contained herein. During the last fiscal year, the Nominating Committee conducted one meeting.
AUDIT COMMITTEE
     The members of the Audit Committee are Messrs. Das, Dakos and Goldstein, each of whom is an independent director. The principal functions of the Audit Committee include, but are not limited to, (i) the oversight of the accounting and financial reporting processes of the Fund and its internal control over financial reporting; (ii) the oversight of the quality and integrity of the Fund’s financial statements and the independent audit thereof; and (iii) the approval, prior to the engagement of, the Fund’s independent auditors and, in connection therewith, to review and evaluate the qualifications, independence and performance of the

Fund’s independent auditors. The Audit Committee convened twice during the fiscal year ending July 31, 2007.
     The following table sets forth the aggregate fees billed by Tait, Weller & Baker, the independent accountants for the Fund’s most recent fiscal year, for professional services rendered for: (i) the audit of the Fund’s annual financial statements and the review of financial statements included in the Fund’s reports to stockholders (“Audit Fees”); (ii) financial information systems design and implementation services provided to the Fund, its investment manager and entities that control, are controlled by or under common control with the Fund’s investment manager that provides services to the Fund (“Financial Information Systems Design”); and (iii) all other services provided to the Fund, its investment advisor and entities that control, are controlled by or under common control with the Fund’s investment advisor that provide services to the Fund (“All Other Fees”).

Audit Fees	Financial Information Systems Design	All Other Fees
$24,900	$0	$0
     All of the services performed by the Fund’s independent auditors, including audit related and non-audit related services, were pre-approved by the Audit Committee, as required under the Audit Committee Charter.
     The Audit Committee has considered and determined that the services provided by Tait, Weller & Baker are compatible with maintaining Tait, Weller & Baker’s independence. The aggregate fees included in Audit Fees are fees billed for the calendar year for the audit of the Fund’s annual financial statements. Of the time expended by the Fund’s principal accountant to audit the Fund’s financial statements for the Fund’s most recent fiscal year, less than 50% of such time involved work performed by persons other than the principal accountant’s full time, permanent employees.
Audit Committee Report
     The Audit Committee has met and held discussions with the Fund’s Administrator and the Fund’s independent accountants. The independent accountants represented to the Audit Committee that the Fund’s financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with the Fund’s Administrator and its independent accountants. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.
     The Fund’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants’ their independence, in light of the services they were providing.
     Based upon the Audit Committee’s discussion with the Fund’s Administrator and the independent accountants and the Audit Committee’s review of the representations of the Fund’s Administrator and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Fund’s Annual Report for the fiscal year ended July 31, 2007 filed with the U.S. Securities and Exchange Commission (the “Commission”).

Respectfully submitted,
Andrew Dakos, Chairman
Phillip Goldstein
Rajeev Das
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 30(h) of the 1940 Act in combination require the Fund’s directors and officers, persons who own more than ten (10%) percent of the Fund’s common stock or preferred stock, and the Fund’s investment adviser and their respective directors and officers, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange, Inc. To the Fund’s knowledge, the Fund’s directors and officers, the Fund’s investment adviser and their respective directors and officers have complied with applicable filing requirements during the year ended July 31, 2007.
Required Vote
     Glenn Goodstein must be elected by a plurality (a simple majority of the votes cast at the Meeting) of the votes cast by the holders of shares of the Fund’s preferred stock, present in person or represented by proxy at a meeting with a quorum present. Gerald Hellerman must be elected by a plurality (a simple majority of the votes cast at the Meeting) of the votes cast by the holders of shares of the Fund’s common stock, present in person or represented by proxy at a meeting with a quorum present. For purposes of the election of Directors, abstentions and broker non-votes will be counted as shares present for quorum purposes, may be considered votes cast, and may affect the plurality vote required for Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF THE FUND’S PREFERRED STOCK VOTE “FOR” THE ELECTION OF GLENN GOODSTEIN AND THAT THE HOLDERS OF THE FUND’S COMMON STOCK VOTE “FOR” THE ELECTION OF GERALD HELLERMAN AS THE CLASS III DIRECTORS OF THE FUND.

PROPOSAL II: CONSIDERATION OF THE APPROVAL OF AN AMENDMENT TO
THE INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND
PICHARDO ASSET MANAGEMENT, S.A. DE C.V.
     Pursuant to an Investment Advisory Agreement, dated June 29, 2004 (the “Current PAM Agreement”), between the Fund and Pichardo Asset Management, S.A. de C.V. (“PAM”), PAM has acted as the Fund’s investment adviser. PAM is a registered investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). Subject to the overall supervision of our Board of Directors, PAM manages our day-to-day operations and provides the Fund with investment advisory services. Under the terms of the Current PAM Agreement, PAM will conduct all investment research and supervision and is responsible for the purchase and sale of the Fund’s investment portfolio securities, subject to the supervision and direction of the Board of Directors. PAM also provides the Fund with advice, supervises the Fund’s management and investment programs and provides investment advisory facilities and executive and supervisory personnel for managing the investments and effectuating portfolio transactions. PAM also furnishes, at its own expense, all necessary administrative services, office space, equipment and clerical personnel for servicing the Fund’s investments. In addition, PAM will pay the salaries and fees of all of the Fund’s officers who are affiliated with PAM.
     PAM’s services under the Current PAM Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to the Fund are not impaired.
     At a meeting held on June 26, 2007, the Board of Directors approved an amendment to the Current PAM Agreement (the “Amended PAM Agreement”), whereby, subject to stockholder approval, the investment advisory fees to be paid to PAM for its investment advisory services will be increased. The Amended PAM Agreement is attached hereto as Exhibit A and shall be retroactively effective as of August 1, 2007 upon its approval by the stockholders.
     With the exception of the aforementioned revisions to the annual investment advisory fees, as described below, and the change in commencement and termination dates, the Amended PAM Agreement is identical to the Current PAM Agreement with respect to the services to be provided to the Fund.
     The Board of Directors hereby submits the Amended PAM Agreement to the stockholders for their consideration and approval.
     PAM is organized as a corporation under the laws of Mexico and is registered as an investment adviser under the Advisers Act. PAM’s principal office is located at Teopanzolco Avenue #408, 3rd Floor, Cuernavaca 62260, Morelos, Mexico. Maria Eugenia Pichardo is the President and Chief Executive Officer of PAM. Ms. Pichardo owns 99% of the total outstanding shares of common stock of PAM and has acted as the Fund’s portfolio manager since the Fund’s inception.
The Current PAM Agreement
     The Fund pays PAM a monthly fee at an annual rate of 0.80% of the value of its average daily net assets for the investment management and research services provided. The Current PAM Agreement provides that the Fund will be responsible for all of the Fund’s expenses and liabilities, except that PAM is responsible for the expense in connection with maintaining a staff within its organization to furnish the above services to the Fund.

     For the fiscal years ended July 31, 2005, 2006 and 2007, PAM earned an annual fee under the Current PAM Agreement of $346,710, $656,839 and $958,616, respectively, which was paid or payable by the Fund.
     Pursuant to the Current PAM Agreement, PAM makes investment decisions for the Fund, prepares and makes available to the Fund research and statistical data in connection therewith and supervises the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out such transactions on behalf of the Fund. PAM is responsible for the management of the Fund’s portfolio in accordance with the Fund’s investment objective and policies and for making decisions to buy, sell or hold particular securities. The Current PAM Agreement provides that the PAM shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the Current PAM Agreement relates, except liability resulting from willful misfeasance, bad faith or gross negligence on the Investment Adviser’s part in the performance of its duties or from reckless disregard of its obligations and duties under the Current PAM Agreement. The Current PAM Agreement was last approved by a majority of the Fund’s outstanding voting shares on November 19, 2003 and by the Directors, including a majority of the Directors who are not parties to the Current PAM Agreement or interested persons (as defined in the Advisers Act) of such parties, on March 29, 2007. By its terms, the Current PAM Agreement continues in effect from year to year, provided, if it is approved annually by a vote of a majority of the members of the Fund’s Board of Directors who are not parties to the Current PAM Agreement or interested persons of such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a majority vote of either the Fund’s Board of Directors or the Fund’s outstanding voting securities. The Fund or the Investment Adviser may terminate the Current PAM Agreement at any time, without payment of penalty, upon sixty (60) days written notice. The Current PAM Agreement will terminate automatically in the event of its assignment (as defined in the Advisers Act).

The Amended PAM Agreement
     The Amended PAM Agreement amends the Current PAM Agreement in one material respect. Due to the increased scope of PAM’s advisory services to the Fund, under the Amended PAM Agreement PAM will receive a monthly fee at an annual rate of (i) 1.00% of the value of the Fund’s average daily net assets on assets up to and including $250 million, (ii) 0.90% of the value of the Fund’s average daily net assets on assets between $250 million and $500 million, and (iii) 0.80% of the Fund’s average daily net assets on assets greater than $500 million.
     PAM will continue to make investment decisions for the Fund, prepare and make available to the Fund research and statistical data and supervise the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out such transactions on behalf of the Fund.
     In the case of all portfolio securities transactions, PAM has been the Fund’s sole investment adviser since July 1, 2003. Subject only to the oversight and supervision of the Fund’s Board of Directors, PAM will be solely responsible for the management of the Fund’s portfolio in accordance with the Fund’s investment objective and policies and for making decisions to buy, sell or hold particular securities.
     Except as set forth above and the new commencement and termination dates, the Amended PAM Agreement remains identical to the Current PAM Agreement. The Amended PAM Agreement continues to provide that PAM shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the Amended PAM Agreement relates, except liability resulting from willful misfeasance, bad faith or gross negligence on the Investment Adviser’s part in the performance of its duties or from reckless disregard of its obligations and duties under the Amended PAM Agreement. The Fund or the Investment Adviser may terminate the Amended PAM Agreement at any time, without payment of penalty, upon sixty (60) days written notice. The Amended PAM Agreement will terminate automatically in the event of its assignment (as defined in the Advisers Act).
Information Concerning the Effect of the Amended PAM Agreement
     The following table compares the compensation paid to PAM by the Fund under the Current PAM Agreement in the Fund’s fiscal year ended July 31, 2007 and the compensation that the Fund would have paid PAM for similar services in fiscal year 2007, had the Amended PAM Agreement been in effect. All figures contained in the table below represent percentages based on average monthly net assets.

		FEES AND
		EXPENSES FOR
		FISCAL 2007
		UNDER THE
	ACTUAL FEES AND	AMENDED PAM
	EXPENSES FOR 2007*	AGREEMENT
Advisory Fee	0.80%	1.00%**
Other Expenses	0.62%	0.62%
Total Expenses	1.42%	1.62%
Increase in Fee Payable by Fund
for Investment Advisory Services***		0.20%

*	Actual fees and expenses for fiscal year 2007 are the aggregate of fees and expenses paid to PAM pursuant to the Current PAM Agreement.

**	1.00% of the value of the Fund’s average daily net assets on assets up to and including $250 million, 0.90% of the value of the Fund’s average daily net assets on assets between $250 million and $500 million, and 0.80% of the Fund’s average daily net assets on assets greater than $500 million.

***	Reflects the difference between the fees and expenses paid to PAM in 2007 and the fees and expenses which would have been payable to PAM in fiscal year 2007 under the Amended PAM Agreement as a result of the Fund’s performance and asset growth.
Evaluation by the Board of Directors
     The Board of Directors, none of whom are an interested person of any party to the Amended PAM Agreement or its affiliates, has approved the Amended PAM Agreement for the Fund and recommends that the common and preferred stockholders of the Fund approve such Agreement. The Board of Directors deliberated and approved the Amended PAM Agreement at the Director’s meeting held on June 26, 2007. The Amended PAM Agreement is effective upon stockholder approval. If the common and preferred stockholders voting as a single class do not approve the Amended PAM Agreement at the Meeting (or at an adjournment thereof), the Current PAM Agreement will stay in effect and the Board may resubmit the Amended PAM Agreement to the stockholders for their consideration and approval.
     In approving the Amended PAM Agreement and determining to submit it to the stockholders of the Fund for their approval, the Board of Directors considered the best interests of all of the stockholders and took into account factors they deemed relevant. The factors considered by the Board included the performance of the Fund over the last several years, as well as the nature, quality and scope of the operations and services provided by PAM, while focusing on the experience of PAM with respect to its prior services provided to the Fund.
     At the June 26, 2007 meeting the Board of Directors met with Fund counsel and discussed the materials provided in support of the advisor free increase contained in the meeting materials, including analysis of various country closed-end fund market capitalizations, Fund performance, current advisory fee and adoption of several break points. Based upon its review of the above as well as other factors, the Board determined that the Amended PAM Agreement is in the best interests of the Fund and its stockholders.
Required Vote
     As provided by the Investment Company Act, approval of the Amended PAM Agreement will require the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which means the affirmative vote of the lesser of (a) sixty-seven (67%) percent or more of the shares of the Fund entitled to vote thereon present or represented by proxy at the Meeting, if the holders of more than fifty (50%) percent of the outstanding shares of the Fund entitled to vote thereon are present or represented by proxy, or (b) more than fifty (50%) percent of the total outstanding shares of the Fund entitled to vote thereon. For this purpose, abstentions and broker non-votes will be counted as shares present at the Meeting for quorum purposes, but not as votes cast and will have the same effect as votes cast against the Proposal.
THE BOARD OF DIRECTORS, OF WHICH ONLY GERALD HELLERMAN IS AN “INTERESTED PERSON” OF THE FUND (AS AN EXECUTIVE OFFICER OF THE FUND) AND NONE OF WHOM ARE AN “INTERESTED PERSON” OF PICHARDO ASSET MANAGEMENT OR ITS AFFILIATES, RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE “FOR” THE APPROVAL OF THE AMENDED PAM AGREEMENT.

PROPOSAL III: APPROVAL OF THE FUND’S MANAGED DISTRIBUTION PLAN
     The Board of Directors of the Fund recommends that the stockholders approve their adoption of a managed distribution plan (the “Managed Distribution Plan”). The Board believes that by spreading out the Fund’s distributions over the calendar year in twelve equal installments of 1% per month, the Fund will be able to avoid making a large cash distribution to stockholders at year end as it has had to do in recent years. In 2006, the Fund was required to make a large cash distribution to stockholders at year end due to the extensive realization of ordinary and capital gains. The Board of Directors currently intends to make monthly cash distributions to stockholders equal to 1% of the Fund’s NAV (or 12% per annum) pursuant to the Managed Distribution Plan. The Board has reserved the right to increase or decrease the amount of the monthly distribution. The Board of Directors of the Fund intends to file an application with the SEC requesting exemption from the provisions of Section 19(b) of the Investment Company Act of 1940, as amended, and Rule 19b-1 thereunder to permit more than one capital gain distribution per year. This exemption would allow the Fund to make periodic long-term capital gain distributions to stockholders as often as monthly.
     A managed distribution plan allows a fund to provide a regular, periodic distribution to its stockholders which is not dependent on the amount of income earned or capital gains realized by the fund. An equity fund, such as the Fund, is designed for investors to participate in a professionally managed portfolio of equity investments. Over the long-term, equity investments have historically provided higher total returns than fixed income investments, such as bonds. However, unlike most fixed income funds, which pay stockholders a regular dividend based on the fund’s investment income, equity funds generally pay a dividend once per year consisting of a relatively small amount of net investment income and any net realized capital gains. A managed distribution plan permits a fund to distribute a predetermined monthly amount, regardless of when or whether income is earned or capital gains are realized. A managed distribution plan recognizes that many investors are willing to accept the potentially higher asset volatility of equity investments, but would prefer that a consistent level of cash distributions are available to them each month for reinvestment or other purposes of their choosing. Furthermore, although recently the Fund has traded at a slight premium, the Fund historically has traded at a discount to its net asset value. In recent years, managed distribution policies appear to have been effectively used to narrow trading discounts for closed-end funds, and the Board believes that the Managed Distribution Plan could have a similar effect on any Fund discount that may occur in the future. Of course there can be no assurance that the Managed Distribution Plan will narrow any Fund discount or, if this does occur, that it will persist over the long term.
     The Managed Distribution Plan was unanimously approved by all of the directors of the Fund, including all of the directors who are not “interested persons,” as defined in section 2(a)(19) of the Investment Company Act, at a meeting held on September 20, 2007.
     The Board determined that adoption and implementation of the Managed Distribution Plan are consistent with the Fund’s investment objective and policies and that the Managed Distribution Plan is in the best interests of the Fund and its shareholders, after considering certain information including (i) the purpose of the Managed Distribution Plan, (ii) any potential or actual conflicts of interest that PAM, any affiliated person of PAM, or any other affiliated person of the Fund may have relating to the adoption or implementation of the Managed Distribution Plan; (iii) whether the rate of distribution under the Managed Distribution Plan will exceed the Fund’s expected total return (in relation to net asset value); and (iv) any reasonably foreseeable material effect of the Distribution Policy on the Applicant’s long-term total return (in relation to market price and net asset value).
     The two principal advantages of a managed distribution plan are that it (i) will provide a regular, periodic cash distribution to Fund stockholders and (ii) may also reduce the trading discount for the Fund’s stock, thus enhancing stockholder value. Managed distribution payments, however, are not tied to the Fund’s investment income and/or realized capital gains and, therefore, will not necessarily represent “yield” on a stockholder’s investment in the Fund. Yield is generally a measure of the amount of net investment income, or earnings, that are distributed to a Fund’s stockholders.
     One disadvantage of the Managed Distribution Plan is the potential effect on the Fund’s expense ratio. If the Fund’s total return is less than the annual distribution, the Managed Distribution Plan could have the effect of shrinking the assets of the Fund and thus increasing the Fund’s expense ratio (i.e., the Fund’s fixed expenses will be spread over a smaller pool of assets).
     Finally, in the event that the Managed Distribution Plan contains a return of capital, which based on the recent past performance of the Fund the Board of Directors does not expect to be the case, stockholders would be required to adjust their cost basis by the amount of return of capital so that when they sell their shares, their cost basis will be lower. This would add to the record keeping requirements of stockholders. Stockholders who hold their stock in non-taxable accounts such as IRAs will not need to make any adjustments to the cost basis of their shares owned in the non-taxable account. There is no guarantee that this will not occur in the future.
     The Fund’s investment objective will still be high total return through capital appreciation and current income. Decisions with respect to the timing and purchase or sale of portfolio investments will not be affected by the Managed Distribution Plan. It is possible, however, that the Fund may delay realization of capital gains to avoid adverse income tax consequences to stockholders relating to the Managed Distribution Plan (i.e. delay selling a position which the Fund would have otherwise sold to avoid realizing capital gains or sell a position which the Fund would have otherwise held to accelerate capital losses for the purpose of offsetting realized gains).
     The Board analyzed the Manage Distribution Plan at a meeting dated June 26, 2007, and determined that it was in the best interests of the Funds and its stockholders to pursue the Managed Distribution Plan, and thus authorized management to submit an application to the SEC for exemptive relief from Section 19(b) of the 1940 Act and Rule 19b-1.
Required Vote
     Proposal III requires the affirmative vote of a majority of the preferred and common stockholders (voting as a single class) present in person or represented by proxy at the Meeting and entitled to vote on this proposal.
THE BOARD OF DIRECTORS, OF WHICH ONLY GERALD HELLERMAN IS AN “INTERESTED PERSON” OF THE FUND (AS AN EXECUTIVE OFFICER OF THE FUND), RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE “FOR” THE MANAGED DISTRIBUTION PLAN.

PROPOSAL IV: CONSIDERATION OF THE APPROVAL OF AN AMENDMENT TO
THE FUND’S ARTICLES SUPPLEMENTARY
     On November 4, 2005, the Fund enacted its Articles Supplementary, reclassifying 2,000,000 shares of common stock as shares of preferred stock (the “Articles Supplementary”). Upon further consideration, the Board of Directors believes that it is in the best interests of the Fund and its stockholders to permit, but not require, preferred stockholders, at their sole discretion, to request that the Fund convert any or all of their preferred shares to shares of the Fund’s common stock. The Board of Directors is seeking approval from the Fund’s common and preferred stockholders, voting together as a single class, to amend the Fund’s Articles Supplementary to allow the Fund to convert shares of its preferred stock to common stock upon the request of a preferred stockholder.
     At a meeting held on June 26, 2007, the Board of Directors approved an amendment to the Articles Supplementary, whereby preferred stockholders of the Fund, at their sole discretion, may request that the Fund convert their shares of preferred stock to common stock (the “Amended Articles Supplementary”). Pursuant to the Amended Articles Supplementary, section (1)(a)(vi)(A) of Article V of the Articles of Incorporation shall be revised as follows:
     “(vi) Conversion.
     (A) If the Put Warrant Program (as described below) is approved by the SEC, all issued and outstanding shares of the preferred stock shall automatically convert into common stock on a one-to-one basis upon the anticipated issuance of put warrants by the Corporation, and, shortly thereafter, stockholders shall receive put warrants. Notwithstanding the foregoing, at the sole discretion and upon the written request of a holder of shares of the preferred stock, the Corporation shall convert any or all shares of such holder’s preferred stock to shares of the Corporation’s common stock, the number of shares to be determined by the relative net asset value of the preferred and common stock. Holders of the preferred stock shall have no conversion rights other than those provided for by this subsection (a)(vi)(A).”1
     The Amended Articles Supplementary are attached hereto in their entirety as Exhibit B and shall be immediately effective upon approval by the stockholders. The Board of Directors hereby submits the Amended Articles Supplementary to the stockholders for their consideration and approval.
     Preferred stockholders should be advised that the Board of Directors of the Fund has approved a tender offer to repurchase up to 25% of the Fund’s issued and outstanding preferred shares at 99% of the shares’ net asset value, determined as of the close of regular trading on the New York Stock Exchange (the “NYSE”) on a date in early November (the “Expiration Date”), in exchange for portfolio securities. The portfolio securities will represent a pro-rata portion of each of the securities (other than short-term fixed income securities with maturities of less than one year, securities with transfer restrictions and certain illiquid securities), subject to adjustments for fractional shares and odd lots, and any cash held in the Fund’s investment portfolio at the close of business on the Expiration Date.

[1]	New language in italics.

Required Vote
     Proposal IV requires the affirmative vote of a majority of the preferred and common stockholders (voting as a single class) present in person or represented by proxy at the Meeting and entitled to vote on this proposal.
THE BOARD OF DIRECTORS, OF WHICH ONLY GERALD HELLERMAN IS AN “INTERESTED PERSON” OF THE FUND (AS AN EXECUTIVE OFFICER OF THE FUND), RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE “FOR” THE APPROVAL OF THE AMENDED ARTICLES SUPPLEMENTARY.

OTHER BUSINESS
     The Board of Directors of the Fund does not know of any other matter which may come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any questions as to the adjournment of the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.
PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS
     All proposals by Stockholders of the Fund which are intended to be presented at the Fund’s next Annual Meeting of Stockholders, to be held in the year 2008, must be received by the Fund addressed to The Mexico Equity and Income Fund, Inc. c/o U.S. Bancorp Fund Services, LLC, 615 E. Michigan St., 2nd Floor, Milwaukee, Wisconsin 53202, for inclusion in the Fund’s proxy statement and proxy relating to that meeting in advance of the meeting as set forth below. Any Stockholder who desires to bring a proposal at the Fund’s 2008 Annual Meeting of Stockholders without including such proposal in the Fund’s proxy statement must deliver (via the U.S. Post Office or such other means that guarantees delivery) written notice thereof to the Secretary of the Fund c/o U.S. Bancorp Fund Services, LLC, 615 E. Michigan St., 2nd Floor, Milwaukee, Wisconsin 53202, no less than one hundred twenty (120) calendar days (approximately July 2007) before the date of the Annual Meeting of Stockholders which will be scheduled to be held in November 2008 or the tenth (10th) day after public announcement is made by way of publication by the New York Stock Exchange of the Fund’s Meeting date.
THE MEXICO EQUITY AND INCOME FUND, INC.
      Francisco Lopez
      Secretary
Dated: October 3, 2007
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

EXHIBIT A
AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
     AGREEMENT dated and effective as of August 1, 2007, between THE MEXICO EQUITY AND INCOME FUND, INC., a Maryland corporation (herein referred to as the “Fund”) and PICHARDO ASSET MANAGEMENT, S.A. DE C.V., a Mexican corporation (herein referred to as the “Investment Adviser”).
     WHEREAS, the Fund and the Investment Adviser desire to enter into an investment management agreement whereby the terms of said agreement are set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed by the parties as follows:
     1. Appointment of the Investment Adviser.
          (a) The Investment Adviser hereby undertakes and agrees, upon the terms and conditions herein set forth, (i) to make investment decisions for the Fund, to prepare and make available to the Fund research and statistical data in connection therewith, and to supervise the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out the transactions, all in accordance with the Fund’s investment objective and policies and in accordance with guidelines and directions from the Fund’s Board of Directors; (ii) to assist the Fund as it may reasonably request in the conduct of the Fund’s business, subject to the direction and control of the Fund’s Board of Directors; (iii) to maintain and furnish or cause to be maintained and furnished for the Fund all records, reports and other information required under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), to the extent that such records, reports and other information are not maintained or furnished by the administrators, custodians or other agents of the Fund; (iv) to furnish at the Investment Adviser’s expense for the use of the Fund such clerical services and office space and facilities as the Fund may reasonably require for its needs in the United States and Mexico related to research, statistical and investment work; and (v) to pay the reasonable salaries and expenses of such of the Fund’s officers and employees (including, where applicable, the Fund’s share of payroll taxes) and any fees and expenses of such of the Fund’s directors as are directors, officers or employees of the Investment Adviser or any of its affiliates. The Investment Adviser shall bear all expenses arising out of its duties hereunder but shall not be responsible for any expenses of the Fund other than those specifically allocated to the Investment Adviser in this Section 1.
          (b) In particular, but without limiting the generality of the foregoing, the Investment Adviser shall not be responsible, except to the extent of the compensation of such of the Fund’s employees as are directors, officers or employees of the Investment Adviser whose services may be involved, for the following expenses of the Fund; organization expenses (but not the overhead or employee costs of the Investment Adviser); legal fees and expenses of counsel (United States and Mexican) to the Fund and, if counsel is retained by the directors who are not “interested persons” of the Fund, of such counsel; auditing and accounting expenses; taxes and governmental fees; New York Stock Exchange listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the

Fund’s custodians, transfer agents and registrars; fees and expenses with respect to administration except as may be provided otherwise pursuant to administration agreements; expenses for portfolio pricing services by a pricing agent, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering and underwriting of shares issued by the Fund; expenses relating to investor and public relations; fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the U.S. Securities and Exchange Commission, and qualifying its shares under state securities laws, including the preparation and printing of the Fund’s registration statements and prospectuses for such purposes; freight, insurance and other charges in connection with the shipment of the Fund’s portfolio securities; brokerage commissions, stamp duties or other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to shareholders; expenses of the dividend reinvestment and share purchase plan; costs of stationery; any litigation expenses; and costs of shareholders’ and other meetings.
          (c) In selecting brokers or dealers to execute portfolio transactions on behalf of the Fund, the Investment Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Investment Adviser must consider the factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In addition, the Investment Adviser may, in selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund.
          (d) The Investment Adviser may contract with or consult with such banks, other securities firms or other parties in Mexico or elsewhere as it may deem appropriate to obtain additional advisory information and advice, including investment recommendations, advice regarding economic factors and trends, advice as to currency exchange matters and clerical and accounting services and other assistance. It is acknowledged and agreed that the Investment Adviser will be responsible for the management of the Fund’s portfolio and overall investment strategy, in accordance with the Fund’s investment policies, and for making decisions to buy, sell or hold particular securities, including but not limited to all investment decisions with respect to the Fund’s portfolio of equity, debt and convertible debt securities.
     2. Remuneration. The Fund agrees to pay to the Investment Adviser, in either U.S. dollars, as may from time to time be agreed among the Fund and the Investment Adviser, as full compensation for the services to be rendered and expenses to be borne by the Investment Adviser hereunder, a monthly fee at an annual rate equal to (i) 1.00% of the value of the Fund’s average daily net assets on assets up to and including $250 million, (ii) 0.90% of the value of the Fund’s average daily net assets on assets between $250 million and $500 million, and (iii) 0.80% of the Fund’s average daily net assets on assets greater than $500 million.1 For purposes of computing the fee, the average monthly net assets of the Fund are determined at the end of each month on the basis of the average net assets of the Fund for each week during the month. The

[1]	New language in italics.

assets for each weekly period are determined by averaging the net assets at the last business day of a week with the net assets at the last business day of the prior week. The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the 1940 Act and the directions of the Fund’s Board of Directors. Subject to the provisions of Section 6 of this Agreement, such fee shall be computed beginning on August 1, 2007 (the “Effective Date”) until the termination, for whatever reason, of this Agreement. The fee for the period from the end of the last month ending prior to termination of this Agreement to the date of termination and the fee for the period from the Effective Date through the end of the month in which the Effective Date occurs shall be pro rated according to the proportion which such period bears to the full monthly period. Except as provided below, each payment of a monthly fee to the Investment Adviser shall be made within ten days of the first day of each month following the day as of which such payment is computed. Upon the termination of this Agreement before, the end of any month, such fee shall be payable on the date of termination of this Agreement.
     3. Representations and Warranties. The Investment Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the United States Investment Advisers Act of 1940, as amended, and agrees to maintain effective all requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.
     4. Services Not Deemed Exclusive. Nothing herein shall be construed as prohibiting the Investment Adviser from providing investment management and advisory services to, or entering into investment management and advisory agreements with, other clients, including other registered investment companies and clients which may invest in securities of Mexican issuers, or from utilizing (in providing such services) information furnished to the Investment Adviser by others as contemplated by Section 0 of this Agreement; nor, except as explicitly provided herein, shall anything herein be construed as constituting the Investment Adviser as an agent of the Fund.
     5. Limit of Liability. The Investment Adviser may rely on information reasonably believed by it to be accurate and reliable. Neither the Investment Adviser nor its officers, directors, employees, agents or controlling persons as defined in the 1940 Act shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or by reason of reckless disregard on the part of the Investment Adviser of its obligations and duties under this Agreement. Any person, even though also employed by the Investment Adviser, who may be or become an employee of the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Investment Adviser.
     6. Duration and Termination. This Agreement shall continue in effect initially for a two year period and will continue from year to year, provided, such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund’s

Board of Directors who are neither parties to this Agreement nor interested persons of the Fund or of the Investment Adviser or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with the Investment Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund’s Board of Directors or the holders of a majority of the outstanding voting securities of the Fund.
     Notwithstanding the above, this Agreement (a) may nevertheless be terminated at any time without penalty, by the Fund’s Board of Directors, by vote of holders of a majority of the outstanding voting securities of the Fund or by the Investment Adviser upon 60 days’ written notice delivered or sent to the other party, and (b) shall automatically be terminated in the event of its assignment; provided, however, that a transaction which does not, in accordance with the 1940 Act, result in a change of actual control or management of the Investment Adviser’s business shall not be deemed to be an assignment for the purposes of this Agreement. Any such notice shall be deemed given when received by the addressee.
     7. Non-Assignment and Amendment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto other than pursuant to Section 0. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of the members of the Fund’s Board of Directors who are not interested persons of the Fund or of the Investment Adviser or of an entity regularly furnishing investment advisory services with respect to the Fund pursuant to any agreement with the Investment Adviser, cast in person at a meeting called for the purpose of voting on such approval.
     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein, the terms “interested person,” “assignment” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act.
     9. Notices. Any notice hereunder shall be in writing and shall be delivered in person or by telex or facsimile followed by delivery in person to the parties at the addresses set forth below:
If to the Fund:
THE MEXICO EQUITY AND INCOME FUND, INC.
615 E. Michigan St., 2nd Floor
Milwaukee, Wisconsin 53202
Telephone: (414) 287-3311
Facsimile: (866) 507-6266
Attention: John Buckel

with a copy to:
BLANK ROME LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Telephone: (212) 885-5239
Facsimile: (917) 332-3817
Attention: Thomas R. Westle, Esq.
If to the Investment Adviser:
PICHARDO ASSET MANAGEMENT, S.A. DE C.V.
Teopanzolco Avenue #408
3rd Floor Reforma
Cuernavaca, Mexico 62260
Telephone: 52 777 380 15 34
Facsimile: 52 777 380 1534
Attention: Ms. Maria Eugenia Pichardo
or to such other address as to which the recipient shall have informed the other parties in writing.
     Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by telex or facsimile and mail, on the date on which such telex or facsimile and confirmatory letter are sent.
     10. Consent to Jurisdiction. Each party hereto irrevocably agrees that any suit, action or proceeding against the Investment Adviser or the Fund arising out of or relating to this Agreement shall be subject exclusively to the jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of the State of New York, New York County, and each party hereto irrevocably submits to the jurisdiction of each such court in connection with any such suit, action or proceeding. Each party hereto waives any objection to the laying of venue of any such suit, action or proceeding in either such court, and waives any claim that such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto irrevocably consents to service of process in connection with any such suit, action or proceeding by mailing a copy thereof registered or certified mail, postage prepaid, to their respective addresses as set forth in this Agreement.
     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties have caused their duly authorized signatories to execute this Agreement as of the day and year first written above.

THE MEXICO EQUITY AND INCOME FUND, INC.

By:

Name:	Gerald Hellerman
Title:	President

PICHARDO ASSET MANAGEMENT S.A. DE C.V.

By:

Name:	Maria Eugenia Pichardo
Title:	President

EXHIBIT B
THE MEXICO EQUITY AND INCOME FUND, INC.
AMENDED AND RESTATED
ARTICLES SUPPLEMENTARY
RECLASSIFYING COMMON STOCK AS
2,000,000 SHARES OF PREFERRED STOCK
(Under Section 2-208 of the Maryland General Corporation Law)
To the State Department
of Assessments and Taxation
State of Maryland
          FIRST: The name of the corporation (the “Corporation”) is The Mexico Equity and Income Fund, Inc.
          SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Corporation’s Articles of Incorporation and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has duly adopted resolutions reclassifying authorized but unissued shares of common stock, par value $.001, into shares of preferred stock of the Corporation to consist of two million (2,000,000) shares. Such resolutions designate a class of preferred stock, par value $.001, setting forth preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and repurchase of such preferred stock.
          THIRD: The reclassification increases the number of shares classified as preferred stock, par value $.001, from zero (0) shares immediately prior to the reclassification to two million (2,000,000) shares immediately after the reclassification.
          FOURTH: The class of preferred stock of the Corporation established in Article SECOND of these Articles Supplementary shall hereby reclassify two million (2,000,000) shares of authorized but unissued shares of common stock, par value $.001, as defined in the Articles of Incorporation, as amended (the “Articles”), as preferred stock, par value $.001 per share, as set forth in paragraph (1) below, with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and repurchase as are set forth below, which, upon any restatement of the Articles of Incorporation, shall replace section (1) of Article V of the Articles and comprise a new section (1) of Article V of the Articles of Incorporation as follows:
     “(1) The total number of shares of capital stock which the Corporation shall have the authority to issue is 100,000,000 shares, of which 98,000,000 shares shall be called common stock, of the par value of ONE TENTH OF ONE CENT ($.001) per share and of the aggregate par value of NINETY EIGHT THOUSAND DOLLARS ($98,000.00), and 2,000,000 shares shall be called preferred stock, of the par value of ONE TENTH OF ONE CENT ($.001) per share and of the aggregate par value of TWO THOUSAND DOLLARS ($2,000.00).”
          (a) Subject to the provisions of these Articles of Incorporation, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption and repurchase of the preferred stock of the Corporation:
               (i) RANK. The preferred stock shall, with respect to rights upon liquidation, dissolution or winding up of the Corporation, rank senior to all classes or series of common stock of the Corporation.
               (ii) DIVIDENDS.
                    (A) Immediately following the issuance of any preferred stock, and so long as the Corporation is subject to the rules promulgated under the Investment Company Act of 1940 (the “1940 Act”), the Corporation shall be prohibited from declaring any dividend (except a dividend payable in our common stock) or any other distribution upon the common stock, unless the preferred stock has, at the time of any such declaration, an asset coverage of at least 200 percent after deducting the amount of such dividend or distribution, as the case may be.
                    (B) Dividends and distributions shall be paid to the holders of the Corporation’s preferred stock and common stock if, as and when authorized by the Board of Directors and declared by the Corporation out of funds legally available for such distributions, in the same kind and amount per share. All rights to dividends and distributions, if any, for the Corporation’s preferred stock and common stock are the same, except as set forth in the previous paragraph (A).
               (iii) LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of preferred stock shall be entitled to receive preferential liquidating distribution of the original price per share of preferred stock, before any distribution of assets is made to the holders of the common stock. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock shall not be entitled to any further participation in any distribution of assets by the Corporation.
               (iv) REPURCHASE AND REDEMPTION.
                    (A) The Corporation shall conduct a series of tender offers for the preferred stock only (each, a “Tender Offer”) on a semi-annual basis (each semi-annual period, a “Tender Period”) on dates to be determined by the Board of Directors in which up to 25% of the issued and outstanding preferred stock, as of the date the preferred stock is first issued, may be tendered to the Corporation. Each stockholder participating in a Tender Offer may have his or her tendered shares of preferred stock repurchased by the Corporation in kind for portfolio securities having a value equal to

99% of NAV as determined, with respect to each Tender Offer, on a date designated by the Board of Directors.
                    (B) The Corporation may pay cash for fractional shares of securities; or round off (up or down) fractional shares so as to eliminate them prior to distribution.
                    (C) Unless the Securities and Exchange Commission (the “SEC”) grants exemptive relief with respect thereto, the Corporation shall pay stockholders who are “affiliated persons” of the Corporation solely by reason of owning, controlling or holding securities with the power to vote 5% or more of our common stock, cash for their preferred stock tendered.
                    (D) Although the intention of the Board of Directors is to conduct a semi-annual Tender Offer in which 25% of the issued, on the date that the preferred stock is initially issued, preferred stock may be tendered to the Corporation, the Board of Directors may, in its sole discretion, direct the Corporation to conduct a Tender Offer for less than 25% of the issued, on the date that the preferred stock is initially issued, preferred stock. If the SEC does not grant the exemptive relief discussed above, the Corporation shall be required to pay the 5% holders cash for their preferred stock if tendered. In such a case, the Corporation may not have enough cash to pay such holders if the Tender Offer is conducted for 25% of the issued, on the date that the preferred stock is initially issued, preferred stock. In no event, except in the event of a Tender Termination Event (as defined below), shall any Tender Offer be conducted in which less than 5% of the issued and outstanding preferred stock may be tendered to the Corporation.
                    (E) Each Tender Offer shall be governed, pursuant to the 1940 Act, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, substantially on the same terms and conditions that governed the Corporation’s tender offer that commenced on February 19, 2002 and expired on March 20, 2002.
                    (F) In the event that the average trade weighted discount to the last published NAV per Corporation share is less than 5% for any five consecutive trading days during any Tender Period (a “Tender Termination Event”), the Corporation shall not conduct a Tender Offer during that Tender Period. In the event of a Tender Termination Event, a Tender Offer shall be conducted during the next Tender Period (unless a Tender Termination Event exists during such next Tender Period).
                    (G) The Corporation shall have no other rights of repurchase or redemption with respect to the preferred stock, except as set forth above.
               (v) VOTING RIGHTS. So long as the Corporation is subject to the rules promulgated under the 1940 Act, the holders of any preferred stock, voting separately as a single class, shall have the right to elect at least two directors at all times. The remaining directors shall be elected by holders of common stock. So long as the

Corporation is subject to the rules promulgated under the 1940 Act, in addition to any approval by stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred stock voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the preferred stock, and (2) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Corporation’s subclassification as a closed-end investment company or changes in its fundamental investment restrictions. The Board of Directors presently intends that, except as otherwise indicated above and except as otherwise required by applicable law or the Corporation’s Articles of Incorporation, as amended, or bylaws, holders of preferred stock shall have equal voting rights with holders of common stock of the Corporation and shall vote together with such holders of common stock as a single class.
               (vi) CONVERSION.
                    (A) If the Put Warrant Program (as described below) is approved by the SEC, all issued and outstanding shares of the preferred stock shall automatically convert into common stock on a one-to-one basis upon the anticipated issuance of put warrants by the Corporation, and, shortly thereafter, stockholders shall receive put warrants. Notwithstanding the foregoing, at the sole discretion and upon the written request of a holder of shares of the preferred stock, the Corporation shall convert any or all shares of such holder’s preferred stock to shares of the Corporation’s common stock, the number of shares to be determined by the relative net asset value of the preferred and common stock. Holders of the preferred stock shall have no conversion rights other than those provided for by this subsection (a)(vi)(A).”1
                    (B) Under a put warrant program (the “Put Warrant Program”) the Corporation shall issue without charge one put warrant for each whole share of common stock issued by the Corporation held by each stockholder of record as of a date selected by the Board of Directors. Each put warrant shall allow the Corporation’s stockholders to “put” (sell) on a quarterly basis one share of Corporation common stock to the Corporation for an amount of cash equal to our NAV per share.
     The undersigned President acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[1]	New language in italics.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this ___ day of                     , 2007.

ATTEST:	THE MEXICO INCOME AND EQUITY FUND INC.

Francisco Lopez	Maria Eugenia Pichardo
Secretary	President

THE MATTERS BELOW SHALL BE VOTED ON ONLY BY THE HOLDERS OF THE FUND’S COMMON STOCK THE MEXICO EQUITY AND INCOME FUND, INC. 615 E. Michigan St., 2nd Floor Milwaukee, Wisconsin 53202 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 26, 2007. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Phillip Goldstein, Gerald Hellerman and Thomas R. Westle, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of The Mexico Equity and Income Fund, Inc. (the “Fund”) on Thursday, September 20, 2007, at the offices of U.S. Bancorp Fund Services, LLC, 615 E. Michigan St., 2nd Floor, Milwaukee, Wisconsin 53202 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters: 1. ELECTION OF DIRECTORS. To elect Mr. Gerald Hellerman, the nominee to serve as a Class III Director of the Fund, for the time period relating such director’s class and until a successor has been duly elected and qualified. FOR AGAINST ABSTAIN (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.) 2.APPROVAL OF THE AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT. To approve the Amendment to the Investment Advisory Agreement to increase the advisory fee. FOR AGAINST ABSTAIN 3.APPROVAL OF THE FUND’S MANAGED DISTRIBUTION PLAN. To approve the Fund’s Managed Distribution Agreement. FOR AGAINST ABSTAIN 4.APPROVAL OF THE AMENDMENT TO THE ARTICLES SUPPLEMENTARY. To approve the Amendment to the Articles Supplementary. FOR AGAINST ABSTAIN 5.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. [Signature Page to Follow]

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES. DATED: ___, 2007 Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. ___Signature ___Signature if held jointly Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

THE MATTERS BELOW SHALL BE VOTED ON ONLY BY THE HOLDERS OF THE FUND’S PREFERRED STOCK THE MEXICO EQUITY AND INCOME FUND, INC. 615 E. Michigan St., 2nd Floor Milwaukee, Wisconsin 53202 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 26, 2007. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Phillip Goldstein, Gerald Hellerman and Thomas R. Westle, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of The Mexico Equity and Income Fund, Inc. (the “Fund”) on Thursday, September 20, 2007, at the offices of U.S. Bancorp Fund Services, LLC, 615 E. Michigan St., 2nd Floor, Milwaukee, Wisconsin 53202 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters: 1. ELECTION OF DIRECTORS. To elect Mr. Glenn Goodstein, the nominee to serve as a Class III Director of the Fund, for the time period relating such director’s class and until a successor has been duly elected and qualified. FOR AGAINST ABSTAIN (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.) 2.APPROVAL OF THE AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT. To approve the Amendment to the Investment Advisory Agreement to increase the advisory fee. FOR AGAINST ABSTAIN 3.APPROVAL OF THE FUND’S MANAGED DISTRIBUTION PLAN. To approve the Fund’s Managed Distribution Agreement. FOR AGAINST ABSTAIN 4.APPROVAL OF THE AMENDMENT TO THE ARTICLES SUPPLEMENTARY. To approve the Amendment to the Articles Supplementary. FOR AGAINST ABSTAIN 5.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. [Signature Page to Follow]

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES. DATED: ___, 2007 Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. ___Signature ___Signature if held jointly Please mark, sign, date and return this proxy card promptly using the enclosed envelope.